UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): December 27, 2006

UTG, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16867	20-2907892
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

5250 South Sixth Street
Springfield, Illinois 62703
(Address of principal executive offices and zip code)

(217) 241-6300

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On December 21, 2006, two subsidiaries of UTG, Inc. (the Company), American Capitol Insurance Company and Texas Imperial Life Insurance Company, entered into material definitive agreements (the “Agreements”) with Reserve National Insurance Company, a subsidiary of Unitrin, Inc., to coinsure their Medicare Supplement business. The agreements provide for 100% coinsurance of all Medicare Supplement products of the subsidiaries, with the option to convert the Agreements to assumption reinsurance agreements on a state by state basis as regulatory approvals are obtained. The total annual premium of the Medicare Supplement business is approximately $4,400,000.

In addition, the subsidiaries entered into administrative service agreements (Service Agreements) with Reserve National Insurance Company for the administration of the insurance business subject to the coinsurance agreement (Agreement) discussed above. The initial term of the Service Agreements are for an initial period of one year and may be terminated any time after the initial period by giving ninety days notice by either party.

The effective date of each of the above agreements is December 31, 2006.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 2(a) ― Coinsurance Agreement between American Capitol Insurance Company and Reserve National Insurance Company

Exhibit 2(b) ― Coinsurance Agreement between Texas Imperial Life Insurance Company and Reserve National Insurance Company

Exhibit 2(c) ― Administrative Services Agreement between American Capitol Insurance Company and Reserve National Insurance Company

Exhibit 2(d) ― Administrative Services Agreement between Texas Imperial Life Insurance Company and Reserve National Insurance Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTG, INC.

                                                                                        Date: December 13, 2006                                                                                                                             By: /s/ Theodore C. Miller
                                                                                                                                                Theodore C. Miller
                                                                                                                                                Senior Vice President and Chief Financial Officer